UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SpartanNash Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 2, 2022, SpartanNash Company (the “Company”) held a conference call and webcast presentation in connection with the Company’s announcement of its financial results for the 16-week first quarter ended April 23, 2022. The following excerpt from the script for the conference call and webcast presentation may be deemed proxy soliciting materials:

“As it relates to matters involving our Annual Meeting, we remain in dialogue with our shareholders and will continue to ensure our actions are in the best interest of all shareholders. I encourage you to visit our SpartanNashTransformation.com website for more information and updates. Additionally, we have filed a definitive proxy statement, a WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the annual meeting. Shareholders are strongly encouraged to read our definitive proxy statement and all other documents filed with the SEC carefully and in their entirety because they will contain important information. Shareholders may obtain a copy of any documents filed by the Company with the SEC at no charge at the SEC’s website or on our SpartanNashTransformation.com website.”